Exhibit 2.5
                                BY-LAW NUMBER ONE

                                GENERAL BY-LAW OF

                            IQ POWER TECHNOLOGY INC.

                               _________________
                               TABLE OF CONTENTS


PART  SECTION                           SUBJECT
 1    INTERPRETATION

      1.01                              Definitions

 2    BUSINESS OF THE CORPORATION

      2.01                              Registered Office
      2.02                              Corporate Seal
      2.03                              Financial Year
      2.04                              Execution of Instruments
      2.05                              Banking Arrangements
      2.06                              Voting Rights In Other Bodies Corporate

 3    BORROWING AND SECURITIES

      3.01                              Borrowing Power
      3.02                              Delegation

 4    DIRECTORS

      4.01                              Number of Directors and Quorum
      4.02                              Qualification
      4.03                              Election And Term
      4.04                              Removal of Directors
      4.05                              Vacation of Office
      4.06                              Vacancies
      4.07                              Action By The Board
      4.08                              Canadian Majority
      4.09                              Meeting By Telephone
      4.10                              Place of Meetings
      4.11                              Calling of Meetings
      4.12                              Notice of Meeting
      4.13                              First Meeting Of New Board
      4.14                              Adjourned Meeting

      4.15                              Regular Meetings
      4.16                              Chairman
      4.17                              Votes To Govern
      4.18                              Conflict of Interest
      4.19                              Remuneration And Expenses

 5    COMMITTEES

      5.01                              Committee Of Directors
      5.02                              Transaction Of Business
      5.03                              Advisory Committees
      5.04                              Procedures

 6    OFFICERS

      6.01                              Appointment
      6.02                              Chairman Of The Board
      6.03                              Managing Director
      6.04                              President
      6.05                              Vice-President
      6.06                              Secretary
      6.07                              Treasurer
      6.08                              Powers and Duties Of Other Officers
      6.09                              Variation Of Powers And Duties
      6.10                              Term Of Office
      6.11                              Terms Of Employment And Remuneration
      6.12                              Conflict of Interest
      6.13                              Agents and Attorneys
      6.14                              Fidelity Bonds

 7    PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

      7.01                              Limitation Of Liability
      7.02                              Indemnity
      7.03                              Insurance

 8    SHARES

      8.01                              Allotment
      8.02                              Commissions
      8.03                              Registration Of Transfer
      8.04                              Transfer Agents And Registrars
      8.05                              Lien For Indebtedness
      8.06                              Non-Recognition Of Trusts
      8.07                              Share Certificates
      8.08                              Replacement Of Share Certificates
      8.09                              Joint Shareholders
      8.10                              Deceased Shareholders

 9    DIVIDENDS AND RIGHTS

      9.01                              Dividends
      9.02                              Dividend Cheques
      9.03                              Non-Receipt Of Cheques
      9.04                              Record Date For Dividends And Rights
      9.05                              Unclaimed Dividends

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders, and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                     PART 2

                           BUSINESS OF THE CORPORATION
                           ---------------------------

2.01 Registered  Office - The registered  office of the Corporation  shall be at
     ------------------
the place within Canada from time to time specified in the Articles and at such location therein as the Board may from time to time determine.

2.02  Corporate  Seal - Until changed by the Board,  the  corporate  seal of the
      ---------------
Corporation shall be in the form impressed hereon.

2.03  Financial  Year - Until changed by the Board,  the  financial  year of the
      ---------------
Corporation shall end on the last day of December of each and every year.

2.04 Execution Of Instruments - The corporate seal of the Corporation  shall not
     ------------------------
be affixed to any instrument except in the presence of the following persons; and deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by the following persons:

     (i)  any two Directors, or

    (ii) one of the Chairman of the Board, the President, the managing Director, a Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer; or

   (iii) such person or persons as the Directors may from time to time by resolution appoint, and the said Directors, Officers, person or persons in whose presence the seal is so affixed to an instrument, shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of any one of the foregoing persons.

2.05 Banking  Agreements - The banking  business of the  Corporation  including,
     -------------------
without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof will be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe and authorize.

2.06 Voting  Rights In Other  Bodies  Corporate  - The  signing  Officers of the
     ------------------------------------------
Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the Officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                     PART 3

                            BORROWING AND SECURITTES
                            ------------------------

3.01 Borrowing Power - Without  limiting the borrowing powers of the Corporation
     ---------------
as set forth in the Act, the Board may from time to time:

     (a)  borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

     (c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation: and

     (d)  to the extent  permitted  by the AM give a guarantee  on behalf of the
          Corporation   to  secure   performance   of  any   present  or  future
          indebtedness, liabilities, or obligation of any person.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02  Delegation - The Board may from time to time  delegate to such one or more
      ----------
of the Directors and Officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by section 3.01 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation

                                     PART 4

                                    DIRECTORS
                                    ---------

4.01 Number Of Directors And Quorum - Until changed in accordance  with the Act,
     ------------------------------
the Board shall consist of not fewer than one (1) and not more than ten (10) Directors. Subject to section 4.08 and the provisions contained in this section, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of Directors or such greater or lesser number of Directors as the Board may from time to time determine. If, within half an hour from the time appointed for the meeting of the Board, a quorum is not present, the meeting will stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the meeting, the Director or Directors present will be a quorum.

4.02  Qualification  - No person will be qualified for election as a Director if
      -------------
he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A Director need not be a Shareholder. A majority of the Directors shall be resident Canadians unless the Corporation is a holding Corporation as defined in the Act.

4.03 Election And Term - The election of Directors shall take place at the first
     -----------------
meeting of Shareholders and at each annual meeting of Shareholders and all the Directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of Directors to be elected at any such meeting shall if a maximum and a minimum number of Directors is authorized, be the number of Directors then in office unless the Directors or the Shareholders otherwise determine or shall, if a fixed number of Directors is authorized, be such fixed number. The election shall be by resolution. If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected.

4.04  Removal  Of  Directors  -  Subject  to  the  provisions  of the  Act,  the
      ----------------------
Shareholders may by resolution passed at a meeting specifically called for such purpose, remove any Director from office and the vacancy created by such removal may be filled at the same meeting, failing which, it may be filled by the Directors.

4.05  Vacation Of Office - A Director  ceases to hold office when he dies; he is
      ------------------
removed from office by the Shareholders; he ceases to be qualified for election as a Director-, or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06 Vacancies - Subject to the Act, a quorum of the Board may fill a vacancy in
     ---------
the Board, except a vacancy resulting from an increase in the minimum number of Directors or from a failure of the Shareholders to elect the minimum number of Directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the Shareholders to elect the minimum number of Directors, the Board shall forthwith call a special meeting of Shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no Directors then in office, any Shareholder may call the meeting.

4.07 Action By The Board - Subject to any unanimous Shareholder  agreement,  the
     -------------------
Board shall manage the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of the Board. Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board, so long as a quorum remains in office. Where the Corporation has only one Director, that Director may constitute a meeting.

4.08 Canadian  Majority - If the  Corporation  is not a holding  corporation  as
     ------------------
defined in the Act, the Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless a majority of the Directors present are resident Canadians, except where:

     (a) a resident Canadian Director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and

     (b) a majority of resident Canadians would have been present had that Director been present at the meeting.

4.09 Meeting By Telephone - Except in the case of an emergency  meeting referred
     --------------------
to in section 4.12 hereto, if all the Directors of the Corporation consent, a Director may participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Director participating in such a meeting by such means is deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board. In the event of an emergency meeting referred to in section 4.12 hereto, a Director may, without the unanimous consent of the Directors, participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Director participating in such a meeting by such means is deemed to be present at that meeting.

4.10 Place Of  Meetings  - Meetings  of the Board may be held at any place in or
     ------------------
outside Canada.

4.11 Calling of Meetings - Meetings of the Board shall be held from time to time
     -------------------
at such time and at such place as the Board, the Chairman of the Board, the managing Director, the President or any two Directors may determine.

4.12  Notice Of  Meetings - Notice of the time and place of each  meeting of the
      -------------------
Board shall be given in the manner provided in section 12.01 to each Director not less than one week before the time when the meeting is to be held save and except for when an emergency meeting of the Board is required, in which case notice of the time and place of such emergency meeting of the Board shall be given to each Director not less am forty-eight (48) hours before the time when the emergency meeting is to be held. A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

     (a) submit to the Shareholders any question or matter requiring approval of the Shareholders,

     (b)  fill a vacancy among the Directors or in the office of Auditor',

     (c)  issue securities:

     (d)  declare dividends;

     (e)  purchase,   redeem  or  otherwise   acquire   shares   issued  by  the
          Corporation;

     (f)  pay a commission for the sale of shares of the Corporation;

     (g)  approve a management proxy circular,

     (h)  approve a take-over bid circular or Directors' circular-,

     (i)  approve annual financial statements; or

     (j)  adopt amend or repeal by-laws.

4.13 First  Meeting Of New Board - Provided a quorum of  Directors  is  present,
     ---------------------------
each newly elected Board may without notice hold its first meeting immediately following the meeting of Shareholders at which such Board is elected.

4.14  Adjourned  Meeting - Notice of an  adjourned  meeting  of the Board is not
      ------------------
required if the time and place of the adjourned meeting is announced at the original meeting.

4.15  Regular  Meetings  - The Board  may  appoint a day or days in any month or
      -----------------
months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16  Chairman - The  Chairman  of any  meeting of the Board  shall be the first
      --------
mentioned of such of the following Officers as have been appointed and who is a Director and is present at the meeting: Chairman of the Board, Managing Director, President or a Vice-President. If no such Officer is present, the Directors present shall choose one of their number to be Chairman.

4.17 Votes To Govern - At all  meetings  of the Board  every  question  shall be
     ---------------
decided by the majority of the votes cast on the question. In case of an equality of votes the Chairman of the meeting shall be entitled to a second or casting vote.

4.18 Conflict Of Interest - A Director or Officer who is a party to, or who is a
     --------------------
Director or Officer of or has a material interest in a person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or Shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or Shareholders, and a Director interested in a contract so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act.

4.19 Remuneration And Expenses - Subject to an unanimous Shareholder  agreement,
     -------------------------
the Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or a committee thereof. Nothing contained herein shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                     PART 5

                                   COMMITTEES
                                   ----------

5.01  Committee Of  Directors - The Board may appoint a committee of  Directors,
      -----------------------
however designated, and delegate to such committee any of the powers of the Board except those which pertain to items which, under the Act, a committee of Directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

5.02  Transaction  Of Business - Subject to the  provisions of section 4.09, the
      ------------------------
powers of a committee of Directors may be exercised by a meeting of the committee at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

5.03  Advisory  Committees  - The Board may from time to time appoint such other
      --------------------
committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.04 Procedure - Unless otherwise  determined by the Board, each committee shall
     ---------
have power to fix its quorum at not less than a majority of its members, to elect its Chairman and to regulate its procedure.


                                     PART 6

                                    OFFICERS
                                    --------

6.01 Appointment - Subject to any unanimous Shareholder agreement, the Board may
     -----------
from time to time appoint a President, one or more Vice-President(s) (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other Officers as the Board may determine, including one or more Assistants to any of the Officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such Officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an Officer may, but need not be, a Director and one person may hold more than one office.

6.02  Chairman  Of The Board - The  Board  may from time to time also  appoint a
      ----------------------
Chairman of the Board who shall be a Director. If appointed, the Board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the Managing Director or to the President; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised firstly by the Managing Director, if any, or secondly by the President.

6.03 Managing Director - The Board may from time to time also appoint a Managing
     -----------------
Director who shall be a resident Canadian and a Director. If appointed, he shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the AM have such other powers and duties as the Board may specify. During the absence or disability of the President, or if no President has been appointed, the Managing Director shall also have the powers and duties of that office.

6.04 President - If appointed,  the President shall have general  supervision of
     ---------
the business of the corporation; and he shall have such other powers and duties as the Board may specify. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President shall also have the powers and duties of that office.

6.05 Vice-President - A Vice-President  shall have such powers and duties as the
     --------------
Board may specify.

6.06 Secretary - The Secretary shall attend and be the Secretary of all meetings
     ---------
of the Board, Shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to Shareholders, Directors, Officers, Auditors and members of committees of the Board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except w ' hen some other Officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board may specify.

6.07  Treasurer  -  The  Treasurer  shall  keep  proper  accounting  records  in
      ---------
compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board may specify.

6.08  Powers and  Duties Of Other  Officers - The powers and duties of all other
      -------------------------------------
Officers shall be such as the terms of their engagement call for or as the Board may specify. Any of the powers and duties of an Officer to whom an Assistant has been appointed may be exercised and performed by such an Assistant, unless the Board otherwise directs.

6.09  Variation  Of  Powers  And  Duties - The  Board  may from time to time and
      ----------------------------------
subject to the provisions of the AM vary, add to or limit the powers and duties of any Officer.

6.10 Term Of Office - The Board,  in its  discretion,  may remove any Officer of
     --------------
the Corporation, without prejudice to such Officer's rights under any employment contract. Otherwise each Officer appointed by the Board shall hold office until his successor is appointed, or until his earlier termination.

6.11 Terms Of Employment  and  Remuneration  - The terms of  employment  and the
     --------------------------------------
remuneration of an Officer appointed by the Board shall be settled by it from time to time.

6.12  Conflict  Of  Interest - An Officer  shall  disclose  his  interest in any
      ----------------------
material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.13  Agents  And  Attorneys  - The Board  shall have power from time to time to
      ----------------------
appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to sub-delegate) as may be thought fit.

6.14 Fidelity Bonds - The Board may require such Officers,  employees and agents
     --------------
of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in the form and with the surety as the Board may from time to time determine.

                                     PART 7

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
                  --------------------------------------------

7.01  Limitation Of Liability - Every Director or Officer of the  Corporation in
      -----------------------
exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or Officer will be liable for the acts, receipts, neglects or defaults of any other Director, Officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of his duties of his office or in relation thereto; provided that nothing herein shall relieve any Director or Officer from the duty to act in accordance with the provisions of the Act and the regulations thereunder or from liability for ant breach thereof.

7.02  Indemnity  -  Subject  to  the  limitations  contained  in  the  Act,  the
      ---------
Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate, if:

     (a) he acted honestly and in good faith and with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.03  Insurance - The  Corporation  may purchase and maintain  insurance for the
      ---------
benefit of any person referred to in section 7.02 against such liabilities and in such amounts as the Board may from time to time determine.

                                     PART 8

                                     SHARES
                                     ------

8.01  Allotment  - The  Board may from time to time  allot or grant  options  to
      ---------
purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02  Commissions - The Board may from time to time authorize the Corporation to
      -----------
pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03  Registration  Of  Transfers  - Subject to the  provisions  of the Act,  no
      ---------------------------
transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complied with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer, if any, as are authorized by the articles and upon satisfaction of any lien referred to in section 8.05.

8.04  Transfer  Agents And  Registrars - The Board may from time to time appoint
      --------------------------------
one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in a registered form, a central securities register and one or more branch securities registers. Such a person may be designated as Transfer Agent or registrar according to his functions and one person may be designated both registrar and Transfer Agent. The Board may at any time terminate such appointment

8.05 Lien For Indebtedness - If the articles provide that the Corporation  shall
     ---------------------
have a lien on shares registered in the name of a Shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous Shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.06  Non-recognition  Of Trusts - Subject  to the  provisions  of the Act,  the
      --------------------------
Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.07 Share  Certificates - Every holder of one or more shares of the Corporation
     -------------------
shall  be  entitled,   at  his  option,  to  a  share   certificate,   or  to  a
nontransferable   written   acknowledgment  of
his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a Shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing Officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing Officers, may be printed or mechanically reproduced in facsimile upon share certificates any every such facsimile signature shall for all purposes be deemed to be the signature of the Officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the Officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.08  Replacement  Of Share  Certificates  - The Board or any  Officer  or agent
      -----------------------------------
designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken upon payment of such fee, not exceeding Three Dollars ($3.00), and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.09 Joint Shareholders - If two or more persons are registered as joint holders
     ------------------
of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10 Deceased Shareholders - In the event of the death of a holder, or of one of
     ---------------------
the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                     PART 9

                              DIVIDENDS AND RIGHTS
                              --------------------

9.01  Dividends - Subject to the  provisions of the Act, the Board may from time
      ---------
to time declare dividends payable to the Shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02 Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn
     ----------------
on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Non-Receipt Of Cheques - In the event of non-receipt of any dividend cheque
     ----------------------
by the person to whom it was sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date For Dividends And Rights - The Board may fix in advance a date,
     ------------------------------------
preceding by not more than Fifty (50) days, the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any record date shall be given not less than Fourteen (14) days before such record date, in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation will be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

9.05  Unclaimed  Dividends - Any  dividend  unclaimed  after a period of Six (6)
      --------------------
years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                     PART 10

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

10.01 Annual Meetings - The Annual Meeting of Shareholders shall be held at such
      ---------------
time in each year and, subject to section 10.03, at such place as the Board, the Chairman of the Board, the Managing Director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors, appointing an Auditor and for the transaction of such other business as may properly be brought before the meeting.

10.02  Special  Meetings - The Board,  the  Chairman of the Board,  the Managing
       -----------------
Director or the President shall have power to call a special meeting of Shareholders at any time.

10.03 Place Of Meetings - Meetings of  Shareholders  shall be at the  registered
      -----------------
office of the Corporation or elsewhere in the municipality in which the registered office is situated or, if the Board shall so determine, at some other place in Canada or, if all the Shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04  Notice  Of  Meeting - Notice  of the time and  place of each  meeting  of
       -------------------
Shareholders shall be given in the manner provided in section 12.01 not less than Twenty-one (21) nor more than Fifty (50) days before the date of the meeting to each Director, to the Auditor and to each Shareholder who, at the close of the business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of Shareholders called for any purpose other than consideration of the financial statements and Auditor's report, election of Directors and reappointment of the incumbent Auditor shall state the nature of such business in sufficient detail to permit the Shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A Shareholder may in any manner waive notice of or otherwise consent to a meeting of Shareholders.

10.05  List  Of  Shareholders   Entitled  To  Notice  -  For  every  meeting  of
       ---------------------------------------------
Shareholders, the Corporation shall prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each Shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the Shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the Shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any Shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.06  Record  Date For Notice - The Board may fix in advance a date,  preceding
       -----------------------
the date of any meeting of Shareholders by not more than Fifty (50) days and not less than Twenty-one (21) days, as a record date for the determination of the Shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than Fourteen (14) days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of Shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is. given, or if no notice is given, the day on which the meeting is held.

10.07 Meetings  Without Notice - A meeting of  Shareholders  may be held without
      ------------------------
notice at any time and place permitted by the Act (a) if all the Shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the Auditors and the Directors are present or waive notice of or otherwise consent to such meeting being held; so long as such Shareholders, Auditors or Directors are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of Shareholders may transact If the meeting is held at a place outside Canada, Shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08  Chairman,  Secretary  And  Scrutineers  - The  Chairman of any meeting of
       --------------------------------------
Shareholders shall be the first mentioned of such of the following Officers as have been appointed and who is present at the meeting: President, Managing Director, Chairman of the Board, or a Vice-President who is a Shareholder. If no such Officer is present and willing to act as Chairman at the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number or some other person present to be Chairman. If the Secretary of the Corporation is absent, the Chairman shall appoint some other person, who need not be a Shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be Shareholders, may be appointed by a resolution or by the Chairman with the consent of the meeting.

10.09 Persons  Entitled To Be Present - The only persons  entitled to be present
      -------------------------------
at a meeting of Shareholders shall be those entitled to vote thereat, the Directors and Auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by4aws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

10.10  Quorum - A quorum  for the  transaction  of  business  at any  meeting of
       ------
Shareholders shall be two persons present in person, each being a Shareholder entitled to vote thereat or a duly appointed Proxyholder for an absent Shareholder so entitled. If a quorum is present at the opening of any meeting of Shareholders, the Shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum. is not present at the opening of any meeting of Shareholders, the Shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11  Right To Vote - Subject  to the  provisions  of the Act as to  authorized
       -------------
representatives of any other body corporate or association, at any meeting of Shareholders for which the Corporation has prepared the list referred to in section 10.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.06, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demand not later than Ten (10) days before the meeting that his name be included in such list. In any such case, the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of Shareholders for which the Corporation has not prepared the list referred to in section 10.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12 Proxies - Every Shareholder  entitled to vote at a meeting of Shareholders
      -------
may appoint a proxyholder, or one or more alternate proxyholders, who need not be Shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the Shareholder or his attorney and shall conform to the requirements of the Act. In the case of a corporate Shareholder or an association, such Shareholders may authorized by resolution of its Directors or governing bodies, an individual to represent it at a meeting of Shareholder and such individual may exercise on the Shareholder's behalf, all the powers it could exercise if it were an individual Shareholder. The authority of such an individual shall be established by depositing with the Corporation, a certified copy of such resolution, or in such other manner as may be satisfactory to the Secretary of the Corporation or the Chairman of the Meeting. Any such proxyholder or representation need not be a Shareholder.

10.13 Time For Deposit Of Proxies - The Board may specify in a notice  calling a
      ---------------------------
meeting of Shareholders a time, preceding the time of such meeting by not more than Forty-eight (48) hours exclusive of nonbusiness days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14 Joint  Shareholders - If two or more persons hold shares jointly,  any one
      -------------------
of them present in person or represented by proxy at a meeting of Shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.15  Votes To Govern - At a meeting  of  Shareholders  every  question  shall,
       ---------------
unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

10.16 Show Of Hands - Subject to the  provisions  of the Act,  any question at a
      -------------
meeting of Shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Shareholders upon the question.

10.17  Ballots - On any  question  proposed  for  consideration  at a meeting of
       -------
Shareholders, and whether or not a show of hands has been taken thereon, any Shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the Shareholders upon the said question.

10.18  Adjournment  - If a meeting of  Shareholders  is adjourned  for less than
       -----------
Thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of Thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19  Resolution  In  Writing  - A  resolution  in  writing  signed  by all the
       -----------------------
Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of the Shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a Director or the Auditors in accordance with the Act.

10.20 Only One  Shareholder - Where the  Corporation has only one Shareholder or
      ---------------------
only one holder of any class or series of shares, the Shareholder present in person or by proxy constitutes a meeting.

                                     PART 11

                            DIVISIONS AND DEPARTMENTS
                            -------------------------

11.01 Creation And Consolidation Of Divisions - The Board may cause the business
      ---------------------------------------
and operations of the Corporation or any part thereof, to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

11.02 Name Of Division - Any division or its sub-units may be designated by such
      ----------------
name as the Board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods and services issued or made by or on behalf of the Corporation.

11.03  Officers Of Divisions - From time to time the Board,  or if authorized by
       ---------------------
the Board, the President, may appoint one or more Officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the President, may remove at its or his pleasure any Officer so appointed, without prejudice to such Officer's rights under any employment contract. Officers of divisions of their sub-units shall not, as such, be Officers of the Corporation.


                                     PART 12

                                     NOTICES
                                     -------

12.01  Method  Of  Giving   Notices  -  Any  notice  (which  term  includes  any
       ----------------------------
communication or document) to be given (which term includes sent delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a Shareholder, Director, Officer, Auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or it sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any Shareholder, Director, Officer, Auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

12.02 Notice To Joint  Shareholders  - If two or more persons are  registered as
      -----------------------------
joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03  Computation  Of Time - In  computing  the date when  notice must be given
       --------------------
under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice will be excluded and the date of the meeting or other event shall be included.

12.04  Undelivered  Notices - If a notices  given to a  Shareholder  pursuant to
       --------------------
section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not required to give any further notices to such Shareholder until he informs the Corporation in writing of his new address.

12.05  Omissions And Errors - The accidental  omission to give any notice to any
       --------------------
Shareholder, Director, Officer, Auditor or member of a committee of the Board or the non-receipt of any notice by such person or any error in any notice not affecting the substance thereof shall not invalidate an action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06  Persons  Entitled  By Death Or  Operation  Of Law - Every  person who, by
       -------------------------------------------------
operation of law, transfer, death of a Shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the Shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07 Waiver Of Notice - Any  Shareholder  (or his duly appointed  proxyholder),
      ----------------
Director, Officer, Auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of Shareholders or of the Board or of a committee which may be given in arty manner.

                                     PART 13

                                 EFFECTIVE DATE
                                 --------------

13.01  Effective  Date - This by-law shall come into force when confirmed by the
       ---------------
Shareholders in accordance with the Act.

13.02 Repeal - All previous by-laws of the  Corporation,  except such by-laws of
      ------
the Corporation as have been confirmed by the issue of supplementary letters patent, are repealed as of the coming into force of this by-law provided such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All Officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the Shareholders or Board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

The foregoing by-law was amended by the directors of the Corporation on the 31st day of December, 1997, and was confirmed without variation by the shareholders of the Corporation on the 30th day of June, 1998.


                                                (Signed) Secretary